UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

American Homes 4 Rent

(Exact name of registrant as specified in its charter)

Maryland	46-1229660
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

30601 Agoura Road Suite 200 Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series C participating preferred shares of beneficial interest, $0.01 par value per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-194979, 333-195575

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.              Description of Registrant’s Securities to be Registered.

The description of the Series C participating preferred shares of beneficial interest, par value $0.01 per share (the “Series C Participating Preferred Shares”), of American Homes 4 Rent (the “Company”), included under the heading “Description of Series C Participating Preferred Shares” and other information relating to the Series C Participating Preferred Shares under the heading “Material Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” in the prospectus forming part of the Company’s registration statement on Form S-11 (File No. 333-194979), initially filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2014 and as amended on April 24, 2014 and April 29, 2014 (the “Registration Statement”), and the registration statement on Form S-11 (File No. 333-195575) filed pursuant to Rule 462(b) is incorporated herein by reference.  The prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, is incorporated herein by reference.

Item 2.              Exhibits.

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-189103) filed June 25, 2013)

3.2

First Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust of American Homes 4 Rent (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

3.3

Articles Supplementary for American Homes 4 Rent 5.000% Series A Participating Preferred Shares (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-191015) filed October 25, 2013)

3.4

Articles Supplementary for American Homes 4 Rent 5.000% Series B Participating Preferred Shares (incorporated by reference to Exhibit 3.4 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-192592) filed December 27, 2013)

3.5

Form of Articles Supplementary for American Homes 4 Rent Series C Participating Preferred Shares (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-194979) filed April 24, 2014)

3.6

Amended and Restated Bylaws of American Homes 4 Rent (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-189103) filed July 19, 2013)

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 1, 2014		AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President - Counsel

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